Exhibit (p)(7)

APPENDIX I

Hunting Hill Global Capital, LLC

CODE OF ETHICS

Updated: February 2014

INTRODUCTION

Hunting Hill Global Capital, LLC (“Adviser”) strongly believes that high ethical standards are essential for the continuing success of the Adviser and to maintain the confidence of clients and investors. The Adviser also strongly believes that its long term interests are best served by adherence to the principle that the interests of the clients must come first. The Adviser has a fiduciary duty to act solely for the benefit of its clients. All personnel of the Adviser, including members, officers, and employees of the Adviser, must put the financial interests of the Adviser’s clients before their own financial interests and must always act honestly and fairly in all respects in dealings with the Adviser’s clients. Additionally, all personnel of the Adviser must comply with all Federal Securities Laws and the rules and regulations promulgated thereunder, and where applicable, New York and international securities laws.

In recognition of the Adviser’s fiduciary duty to its clients and the Adviser’s desire to maintain high ethical standards, and in accordance with Rule 204A-1 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has adopted this Code of Ethics (the “Code”) containing provisions designed to prevent, among other things, improper personal trading by the Adviser’s employees, identifying conflicts of interest, and provide a means to resolve any actual or potential conflicts in favor of the Adviser’s clients.

Adherence to the Code and the related restrictions on personal investing and other activities detailed therein is considered a basic condition of employment by the Adviser. The Adviser recognizes that certain personal activities or interests of an employee may have some connection to the Adviser’s activities or interests but involved little or no conflict of interest (for example, charitable or civic activities). No attempt will be made to limit activities of this nature; rather the Adviser encourages involvement of its employees in activities beneficial to the community.

However, certain interests or activities of employees of the Adviser may involve a significant and actual or potential conflict with the interests or activities of the Adviser and/or its clients, or may give the appearance of a conflict even though no actual or potential conflict exists. Each employee must be alert to such conflicts of interest, potential or actual, and should scrupulously examine and avoid any such activity or situation in which personal behavior directly or indirectly conflicts or may give rise to an appearance of conflict with the interest of the Adviser or its clients. If any employee has any doubt as to the propriety of any activity or how such activity should be handled or interpreted under the Code, they must consult with the Compliance Officer, who is charged with the administration of this Code. Further, all employees of the Adviser are strongly encouraged to alert the CCO to any ambiguities they identify in the Code, so that the Adviser may correct them and better maintain an effective compliance program.

Any employee who engages in any behavior prohibited by this Code will be subject to immediate disciplinary action, which may include suspension or termination from the Adviser.

DEFINITIONS

For the purposes of the Code, the following terms shall be defined as set forth below:

1.            Access Person shall mean (i) any partner, officer, director, member or employee of the Adviser, or any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser and (ii) who has access to non-public information regarding any clients’ purchase or sales of securities, or non-public information regarding portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients (or who has access to such recommendations that are non-public).

APPENDIX I - 1

For the purposes of the Code, the Adviser deems each and every current employee of the Adviser to be an “Access Person.”1

2.            Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee. It is noted that the Adviser will define “beneficial ownership” in the same manner defined under Rule 16a-1(a)(2) under the U.S. Securities Exchange Act of 1934, as amended.

3.            Covered Person shall mean any immediate family members of an Access Person of the Adviser (e.g. Spouse, domestic partner, children or parents) sharing the Adviser Access Person’s household or who is a dependent of an Adviser Access Person.

4.            Federal Securities Laws shall mean the Securities Act of 1933, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Adviser’s Act of 1940, Title V of the Gramm-Leach Act, each as amended, any rules or regulations promulgated thereunder, the Bank Secrecy Act as it applies to funds and advisers, and any rules or regulations promulgated thereunder;

5.            Personal Account means any account in which an Adviser Access Person or Covered Person has any beneficial ownership. A list of types of accounts which fit this definition is described below.

6.            Reportable Security means a security as defined in Section 202(a)(18) of the Advisers Act, and in addition, includes any derivative, commodities, debt and equity securities, options or forward contracts relating thereto and also includes any instrument traded by the Adviser for any of its clients (i.e., certain foreign currencies, futures, options, and derivatives in certain amounts), all forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds) and interests in investment clubs, except that it does not include:

•	Direct Obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares of open-end mutual funds;

•	Shares issued by unit investment trusts that are invested exclusively in one or more open- end mutual funds, none of which are advised or underwritten by the Adviser or an affiliate;

•	Such other instruments that the CCO may designate from time to time and meet applicable regulatory requirements;

For the purposes of the Code, shares of any exchange traded fund (“ETF”), regardless of form of organization, investment adviser or sub adviser or principal underwriter, shall be considered a Reportable Security for all purposes under this Code.

7.            Restricted Security means any security that is either an Internally Identified Restricted Security or a Client Identified Restricted Security, is offered in a private placement, or is offered in an Initial Public Offering (“IPO”):

[1]	The CCO will review temporary workers and consultants on a case-by-case basis in determining whether they are deemed to be covered under the Code. For the avoidance of doubt, the Code is applicable to partners and officers of the Adviser and the term “Adviser employee” as used throughout the Code encompasses current employees as well as Access Persons.

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•	Internally Identified Restricted Security means any security in which the Adviser may possess material non-public information. Adviser’s CCO, or their designee, in their sole discretion, may determine that a security is to be placed on such Internally Identified Restricted Security List. There is an absolute prohibition on trading a security that is on the Internally Identified Restricted Security List; trading will be permissible under certain guidelines once the security has been removed from the Internally Identified Restricted List be the CCO or a designee.

•	Client Identified Restricted Security means any security identified by a client of the Adviser as restricted with respect to the Adviser’s activities for such client; Certain employees of the Adviser will be prohibited from trading a security that is on the Client Identified Restricted Security List. The Adviser may maintain more than one Client Identified Restricted Security List. Trading will be permissible under certain guidelines once the security has been removed from the client identified restricted security list by the CCO or a designee.

APPLICABILITY OF THE CODE

Personal Accounts of Adviser employees and Covered Persons. The Code applies to all Personal Accounts of all Adviser employees and Covered Persons in which an Adviser employee or a Covered Person could purchase or sell Reportable Securities. For the avoidance of doubt, Personal Accounts that could purchase or sell Reportable Securities, even if they do not currently hold any Reportable Securities, are covered by the Code. Personal Accounts covered by the Code include, but are not limited to, all personal brokerage accounts, all IRA accounts and all 401(k) accounts (both maintained at the Adviser and at former employers) in which an Adviser employee or a Covered Person could purchase or sell Reportable Securities.

Personal Account also includes an account maintained for:

1.            An Adviser employee’s spouse, or domestic partner (other than a legally separated or divorced spouse of the employee) and/or minor children;

2.            Any immediate family members of an Access Person, who live in the Adviser employee’s household; provided, however, that an exemption may be granted by the CCO in the instance where the Adviser employee:

•	Is a beneficiary of a certain family member’s account(s),

•	Does not have access or discretion over the securities held in said account, AND

•	The account holder does not provide primary financial support to the Adviser employee.

3.            Any persons to whom the Adviser employee provides primary financial support, and either (i) whose financial affairs the Adviser employee controls or (ii) for whom the Adviser employee provides discretionary advisory services;

4.            Any partnership, corporation, or other entity in which the Adviser employee has a 25% or greater beneficial interest or in which the Adviser employee exercises effective control2; and

5.            Any person with whom the Adviser shares common financial support. Such arrangements will be reviewed on a case by case basis by the CCO.

[2]	For the purposes of the Code, accounts of proprietary private entities advised by the Adviser, where Adviser employee ownership is greater than 25%, the account will be treated as a Client Account, rather than as a Personal Account of the Adviser employee.

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A comprehensive list of all Personal Accounts of each Adviser employee and Covered Person is maintained and will be updated by the Adviser’s CCO. All Adviser employees are encouraged to review Personal Accounts they have on record with the Adviser on a regular basis to ensure they are in compliance with the Code.

RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

General. It is the responsibility of each Adviser employee and Covered Person to ensure that a particular transaction being considered for their Personal Account(s) is not subject to a restriction contained in the Code or otherwise prohibited by any applicable laws, such as insider trading rules. All personal trading should be conducted with the utmost concern for the Adviser’s fiduciary responsibility to the Adviser’s clients.

Personal securities transactions may only be effected in accordance with the below listed:

1.            Checking the Restricted List before making Purchase and Sale Transactions in Personal Account(s). Adviser employees and Covered Persons must review the all restricted lists, including the Internally Identified Restricted Security List and the Client Identified Restricted Security List (collectively, the “Restricted List”) before engaging in any purchase or sale of any Reportable Security in their Personal Account(s) to ensure that the security they intend to transact in is not on the Restricted Lists. The CCO may add or delete securities and securities types from the a Restricted List Securities upon reasonable notice to all Adviser employee and Covered Persons.

2.            Pre-Trade Clearance Required: No Access Person may place an order for the purchase, sale or short sale of a Reportable Security in a Personal Account without the prior written approval of the CCO. Unless noted otherwise in the written approval, approvals of a pre-trade clearance request (“Pre-Trade Clearance Request”) will be valid only for the trading day on which such approval is granted and only for the transaction outlined in the Pre-Trade Clearance Request. Any deviations from the approved transaction and specified time period, will require re-submission of a new preclearance request.

3.            Prohibition on Transacting Restricted Securities. Access Persons may not effect personal securities transactions for their Personal Account(s) involving securities on the Internally Identified Restricted Securities List or a Client Identified Restricted Securities List without the prior written approval of the CCO.

4.            Initial Public Offerings (“IPO”). Adviser employees and Covered Persons may not acquire any direct or indirect beneficial ownership in ANY securities in any IPO without prior approval by the CCO or designee.

5.            Private Placements and Investment Opportunities of Limited Availability. An Adviser employee or Covered Person may not acquire beneficial ownership in securities in a private placement of securities or investment opportunity of limited availability without prior written approval of the CCO or designee. CCO or designee will take into account, when reviewing the request, whether the investment opportunity arose as a result of their position with the Adviser, or if the opportunity should be reserved for the client.

6.            Maximum Number of Pre-Trade Clearance Requests: No Access Person may make more than five (5) Pre-Trade Clearance Requests in any calendar month without the prior written approval of the CCO.

7.            Minimum Holding Period: No Access Person may close a position in a Reportable Security with 20 calendar days of opening such position without the prior written approval of the CCO.

Exceptions. Notwithstanding the foregoing, the CCO may, in its sole and final discretion, grant exceptions to one or more of the Code’s parameters or deny such exception.

EXCEPTIONS FROM PRECLEARANCE AND/OR TRADING RESTRICTION PROVISIONS

In recognition of both (i) the de minimis and involuntary nature of certain transactions and/or (ii) the needs of some Access Persons to efficiently manage their personal financial affairs, this section sets forth certain non-exclusive exceptions to the Pre-Trade Clearance and trading restriction requirements set forth above. Such exceptions include:

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1.            Purchases and sales that are non-volitional on the part of the Access Person such as purchases that are made pursuant to a merger, tender offer or exercise rights. To be clear, the subsequent sale of a security obtained as a result of a merger, tender offer or exercise rights requires Pre-Trade Clearance;

2.            Transactions in securities or other financial instruments that are not Reportable Securities; and

3.            Transactions effected in, and the holdings of any account over which the Access Person has no direct or indirect trading authority, influence or control (e.g. Blind trust, broker discretionary account, or trust managed by a third party).

If an Access Person wishes to take advantage of any of the forgoing exception, they must provide the CCO a written representation to the effect that the Access Person will not have any direct or indirect trading authority, influence, or control over the account. Determinations of direct or indirect trading authority, influence, or control will be at the sole discretion of the CCO.

REPORTING REQUIREMENTS FOR PERSONAL TRADING

Quarterly Transaction Reports. All Adviser employees and Covered Persons must submit to the CCO within 60 days of each calendar quarter end a report containing the material details of all transactions effected in their Personal Accounts in Reportable Securities during such quarter on a Quarterly Transaction Report. The CCO shall determine in his or her sole discretion what form of submission is required to satisfy this reporting requirement.

New Accounts. All Adviser employees and Covered Persons must notify the CCO promptly when seeking to open new Personal Account(s) in which any Reportable Securities are held or could be held.

Disclosure of Security Holdings. All Access Persons must, within ten (10) calendar days of commencement of employment with the Adviser, or of effectiveness of the Adviser’s registration with the SEC, submit to the CCO, a listing of all of the Personal Accounts in which Adviser employee and/or Covered Person has any beneficial ownership and in which a Reportable Securities are or could be held, and all current specific holdings in the Personal Accounts. On an annual basis thereafter, all Adviser employees and Covered Persons must report all of their Personal Accounts in which Reportable Securities are and could be held and all current specific holdings in Reportable Securities on an Annual Holdings Report. The CCO shall determine in his or her sole discretion what form of submission is required to satisfy this reporting requirement.

MONITORING AND REVIEW

Suspected Violations. All Adviser employees must immediately report any suspected violations of the Code to the CCO.

Transactions Subject to Review. Reportable Securities transactions reported on the Personal Account statements will be reviewed and compared against personal trade requests by Adviser’s Compliance Department to confirm executed trades in Reportable Securities were pre-cleared pursuant to the Code.

GIFTS AND BUSINESS ENTERTAINMENT

In order to address conflicts of interest that may arise when an Adviser employee or Covered Person accepts or gives a gift, favor, special accommodation, or other items of value, the Adviser places restrictions on gifts and certain forms of business entertainment. Specifically, the Adviser will monitor for its employees and Covered Persons: (i) the nature, frequency, and value of the gifts received or given, and (ii) the nature, frequency and value of certain types of business entertainment that is received or given.

1.            Gifts. A gift shall include any physical or tangible item given or received, any favor, special accommodation, or other items of value, and also includes entertainment events where the giver of the event is not present. Examples include, but are not limited to, holiday food baskets, liquor and wine, tickets to sporting events and concerts (unaccompanied by the provider), electronics, calendars, and clothing.

Gifts Policy. Adviser employee must report any gift to or from:

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•	Any existing (or prospective) outside investors; and

•	Brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser.

Amounts exceeding de minimis. An Access Person may not give or receive any gift to or from (i) any existing or prospective outside investors and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser, in an amount exceeding the de minimis amount (which for the purposes of this Policy, is $250 USD individually or in the aggregate per calendar year), without prior approval from the CCO.

Gifts between Adviser Employees. Any gifts given or received between one Access Person and another Access Person exceeding $1,000 USD (or its foreign currency equivalent) in the aggregate amount over the prior calendar year must be reported to the CCO;

ERISA. An Access Person may not give or receive any gift of more than $100 USD or its foreign currency equivalent (individually or in the aggregate for the year) with any existing (or prospective) ERISA Fiduciary that does business with, or is reasonably likely to conduct business with, or on behalf of, the adviser. There are special considerations under ERISA and other laws for the giving and receiving of gifts – please contact the CCO in advance with any questions or concerns;

Solicited Gifts. No Access Person may use his or her position with the Adviser to solicit a gift for an Access Person from (i) any existing or prospective outside investors and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser, where such gift was intended to provide favorable treatment by the Adviser or the Access Person in return for the gift.

Extravagant Gifts. No Access Person may provide to or accept extravagant or excessive gifts from (i) existing or prospective outside investors and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser. The determination as to what is “extravagant or excessive” will be made by the CCO in his or her sole discretion.

Cash Gifts. No Access Person may give or accept cash gifts or cash equivalents to or from (i) any existing or prospective outside investors and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser.

Note on Estate Planning. An Access Person may make a gift to an estate or accept a gift from an estate (directly or through a trust), and such gifts will be exempted from this policy;

CCO Discretion. The CCO in his or her sole discretion, may determine that a gift is deemed excessive and/or may compromise the integrity, reputation, or objectivity of the Adviser or any of its employees; In such cases the CCO may direct that the gift be returned to the party giving the gift or may deny the Adviser employee’s request to give the gift. Gifts received that are deemed as such may be, at the request or clearance of the CCO, given to a designated charity or the CCO may direct the Adviser employee to reimburse the amount over the de minimis;

2.            Business Entertainment. Generally, Adviser employees and Covered Persons may provide or accept business entertainment events of reasonable value, including travel and accommodations, so long as the person(s) or entity/entities providing the entertainment are present. Such entertainment includes, but is not limited to, sporting events, concerts, theatre events, movies, and dinner events.

Business entertainment should be valued at the higher of the cost or prevailing “market” value, exclusive of the tax and delivery or service charges. For example, if Adviser obtained tickets to a

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sporting event in the secondary market (e.g. ticket broker), the value of such tickets would be the higher cost paid to the ticket broker, not the actual face value of the ticket.

An Adviser employee and their Covered Person(s) must exercise their best judgment when giving or receiving business entertainment to avoid giving or receiving business entertainment that may compromise their integrity, reputation, or objectivity of the Adviser. If you have any questions regarding the giving or receiving of business entertainment, please contact the Compliance team.

ERISA. Adviser employee or Covered Person may not give or receive any business entertainment of more than $100 USD or its foreign currency equivalent (individually or in the aggregate for the year) with any existing (or prospective) ERISA Fiduciary that does business with, or is reasonably likely to conduct business with, or on behalf of, the adviser. There are special considerations under ERISA and other laws for the giving and receiving of gifts – please contact Compliance in advance with any questions or concerns.

Solicited Business Entertainment. No Adviser employee may use his or her position with the Adviser to solicit entertainment from (i) any existing or prospective outside investor and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser, where such entertainment was intended to provide favorable treatment by the Adviser or an Adviser employee in return for the entertainment.

Extravagant Entertainment. No Adviser employee or Covered Person(s) may provide or accept extravagant or excessive business entertainment to or from (i) any existing or prospective outside investors and (ii) brokers, vendors, or service providers that conduct business with, or are reasonably likely to conduct business with, or on behalf of, the Adviser. The determination as to what is “extravagant” or “excessive” will be made by the CCO in his or her sole discretion.

CCO Discretion. The CCO in their sole discretion, may determine that entertainment has been abused, undertaken for an improper purpose, is deemed excessive and/or may compromise the integrity, reputation, or objectivity of the Adviser or any of its employees. In such cases, the CCO may direct any amount in excess of the limit to be reimbursed to the party providing the entertainment or to a designated charity.

3.            Gifts and Business Entertainment Record Keeping. The CCO will maintain records of any gifts and/or business entertainment so reportable under this Code.

POLITICAL CONTRIBUTIONS

Policy. No Adviser employee or their Covered Person(s) may make a contribution to any elected official (or candidate for the official’s position) or make a payment to a political party of a state or locality, or a national political party or organization thereunder that will channel funds to the party of a state or locality, without the prior written approval of the CCO. The Political Contribution Pre-Clearance Form is attached to this Appendix hereto as Attachment E.

MANAGEMENT OF NON-ADVISER CLIENT ACCOUNTS AND OTHER OUTSIDE BUSINESS ACTIVITIES

Adviser has instituted certain policies that limit and, in some cases, prohibit an Adviser employee from engaging in certain outside business activities during the term of employment with the Adviser. These polices have been adopted to eliminate or substantially reduce the number of actual and potential conflicts of interest between the interests of the Adviser’s employees and the Adviser’s clients.

1.            Prohibited Activities. Adviser employees are prohibited from:

•	Managing accounts for third parties who are not clients of the Adviser;

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•	Managing accounts for third parties who are clients but such management by the Adviser employee is being done outside their specific duties as an employee of the Adviser; or

•	Serving as a trustee for third parties unless CCO preclears the arrangement and finds that the arrangement would not harm any of the Adviser’s clients or create a potential conflict of interest.

•	Upon hire, Adviser employees must inform the CCO of any existing third party manager or trustee arrangements as described above to which they are party. The CCO will review them, and may limit or prohibit the Adviser employee’s participation.

2.            Outside Business Activities. Adviser employees are not allowed to engage in “outside business activities” without the prior written consent of the CCO. Any remuneration offered to or received by any Adviser employee for any activities outside the employee’s duties for the Adviser must be reported to the CCO.

Outside Business Activities include, but are not limited to outside directorship or officership in another company, a partnership, a consultancy, service or employment relationship with any entity, or a financial interest as a principal, licensor, shareholder (excluding however, ownership of five (5%) percent or less of any class of the outstanding securities of any corporation the stock of which is listed for trading on any securities exchange or traded in the over-the-counter market or in an open-ended fund) or similar equity or profit participant in another business.

Service on Boards. An Adviser employee or Covered Person may not serve as a director (or similar position) on the board or a member of a creditors committee of any company unless Adviser employee or Covered Person has received prior written approval from the CCO. Such approval will be contingent on satisfaction by the CCO or designee that such service would not be in conflict with the interest of any client of the Adviser;

RECORDKEEPING OF THE CODE OF ETHICS

The CCO will keep in an easily accessible place for at least five (5) years copies of this Code, all periodic statements and reports of Adviser employees and Covered Persons, copies of all pre-clearance requests, records of violations and actions taken, acknowledgements and other memoranda relating to the administration of this Code.

The CCO will maintain a list of all of Adviser’s employees and Covered Persons.

The requirements of this section may be satisfied by keeping the records in an easily accessible electronic database.

OVERSIGHT OF THE CODE OF ETHICS

Acknowledgment. The CCO will make available a copy of the Code to all of Adviser’s employees. The CCO will annually distribute a copy of the Code to all of Adviser’s employees. All of Adviser’s employees are required initially upon hire, and annually thereafter, to sign and acknowledge receipt of the Code, in the manner proscribed by the CCO.

Review of Transactions. Adviser employees and their Covered Person(s), will have the transactions of their Personal Accounts reviewed on a regular basis and compared with transactions for client accounts and against firm restricted lists. Any Adviser employee or their Covered Person(s) whose transactions are believed to be a violation of the Code will be reported promptly to the management of the Adviser or CCO.

Sanctions. Adviser’s management, with the advice of internal and external legal counsel at its discretion, will consider reports made to them and upon determining that a violation of this Code has occurred, may impose sanctions or remedial action as they deem appropriate or to the extent required by law. These sanctions may include, but are not limited to, suspension or termination of trading privileges, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties (as determined by the relevant legal authority).

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Authority to Exempt Transactions. The CCO has the authority to exempt any Adviser employee or Covered Person(s) or any personal securities transactions of a Covered Person(s) from any or all of the provisions of the Code if the CCO determines, after a thorough review of the circumstances, that such exemption would not be against any interests of an Adviser client and in accordance with applicable law.

ADV Disclosure. The Form ADV of the Adviser (i) describes the Code in Item 11 of Part 2A and (ii) the CCO will provide a copy of the Code to any client or prospective client upon request.

CONFIDENTIALITY

All reports of Adviser’s employees and their Covered Person(s) personal securities transactions and any other information filed pursuant to the Code will be treated as confidential to the extent permitted by law.

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APPENDIX I
ATTACHMENT A

Hunting Hill Global Capital, LLC

COMPLIANCE ACKNOWLEDGEMENT FORM

I acknowledge that I have received the Firm’s compliance manual and code of ethics, including the attached appendices (the “Manual and Code”), dated                          , 20__. In addition, I have read and understand the relevant portions of the Manual and Code and all appendices applicable to my position with the Firm, including specifically the Firm’s:

                             Insider Trading Policies and Procedures

(Please initial)

and

                             Code of Ethics and Personal Trading

(Please initial)

In addition, I have completed, signed and dated the attached “Conflicts Questionnaire” supplement, as well as the annual (or initial) holdings report attached.

If I had any questions concerning the policies and procedures described in the Manual and Code and my responsibilities under those policies and procedures, I have raised them with the CCO and received satisfactory answers to my questions.

I understand that any violation(s) of the policies and procedures set forth in the Manual and Code is grounds for immediate disciplinary action, including termination of employment, and may constitute a violation of applicable federal, state and local laws and regulations. I certify that I have complied with, and affirm that I will continue to comply with, all applicable policies and procedures in the Manual and Code.

Signature:

Print Name:

Date:

APPENDIX I, ATTACHMENT A - 1

APPENDIX I
ATTACHMENT B

HUNTING HILL GLOBAL CAPITAL, LLC

HOLDINGS REPORT

Name of Employee:

Date of Submission:

Type of Report (check one):	Initial Holdings Report	(submitted within 10 days after becoming an
Employee)

	Annual Holdings Report	(submitted annually)

Securities Accounts (Please indicate next to Account Title if discretionary or non-discretionary)

Account Title	Broker/Institution Name and Address	Account Number

Reportable Securities (Brokerage Statement listing holdings may be submitted in lieu of completion of this grid)

Title of Security	Type of Security	Ticker or CUSIP	Number of Shares	Principal Amount
1.
2.

I certify that the names of any brokerage or other firms where I have an account in which any Reportable Securities are or could be held are disclosed above, and I have listed all specific holdings held in the Reportable Accounts. I have also disclosed any interest in a private investment (as applicable). I certify that copies of statements have been requested for each account and/or investment listed above either by me or an authorized agent of Hunting Hill Global Capital, LLC and will be sent directly to Hunting Hill Global Capital, LLC’s Compliance Department.

By:

Name:

Date:

APPENDIX I, ATTACHMENT B - 1

APPENDIX I
ATTACHMENT C

Hunting Hill Global Capital, LLC

PRECLEARANCE FORM

Name of Issuer:

Type of Security:

Investment Strategy (Privately offered pooled investment vehicles only):

By signing below, I certify and acknowledge the following:

I have no Material Non-Public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

The investment opportunity did not arise by virtue of my activities on behalf of a Client.

To the best of my knowledge, no Clients have any foreseeable interest in purchasing this Security.

I have read the Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. Hunting Hill Global Capital, LLC reserves the right to direct me to rescind a trade even if approval is initially granted. Violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Signature:	Date:

Print Name:

Internal Use Only

Reviewer:	Approved / Disapproved Date:

Reasons Supporting Decision:

APPENDIX I, ATTACHMENT C - 1

APPENDIX I
ATTACHMENT D

Hunting Hill Global Capital, LLC

REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:

Nature of organization’s primary business or purpose:

Is this a public company? (YES/NO) If YES, stock symbol:

Complete description of anticipated role with organization:

Describe any compensation you will receive:

If this request for approval is granted:

I agree to notify the CCO of any change in the above information.

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

I am aware of no other Adviser employees who are officers or directors of the organization noted above.

I agree to adhere to the Inside Trading policies of both the Adviser and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to the Firm’s investment advisory or research staff.

I will avoid participation in discussions regarding service, investment management, or other arrangements with the Adviser or its affiliates, and will recuse myself from voting on any such matters.

Adviser Employee:

Signature of Adviser Employee:	Date:

Approved By:	Date:

APPENDIX I, ATTACHMENT D - 1

APPENDIX I
 ATTACHMENT E

Hunting Hill Global Capital, LLC

POLITICAL CONTRIBUTION PRECLEARANCE FORM

All contributions must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:

Name of candidate, political party or political action committee:

Name of person or entity making the contribution (if other than Employee):

List the office or position for which the candidate is running:

If the candidate currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

Are you eligible to vote for the candidate?      Yes / No

Date:	Signature:

CCO Use Only

Approved	Not Approved

Reviewed by:

Date:

Note:

APPENDIX I, ATTACHMENT E - 1

APPENDIX I
 ATTACHMENT F

Hunting Hill Global Capital, LLC

CONFLICTS QUESTIONNAIRE

The Adviser is required to monitor Adviser employee circumstances that may pose a potential conflict with our management of the clients. Please complete this questionnaire and disclose the required information. In addition, we will ask for a recertification of the information contained in the questionnaire annually. If there are any changes of information prior to the annual recertification, Adviser employees must provide the Adviser with those changes to the information immediately.

Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Adviser in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director or general partner; or (4) provide any advice about investments.

Name of Entity:	Nature of Affiliation or Title:	Public Company

1.		Yes/No

2.		Yes/No

3.		Yes/No

4.		Yes/No

5.		Yes/No

None	(initial)

Please disclose whether your spouse or any immediate family member currently conducts business or works for an entity that conducts business with the Firm.

Describe:

None	(initial)

APPENDIX I, ATTACHMENT F - 1

Hunting Hill Global Capital, LLC

CONFLICTS QUESTIONNAIRE (cont.)

Please disclose whether your spouse or any immediate family member currently works for a public company. Describe:

None	(initial)

Please note that these questions are intended to be broad in scope. If you have any question as to whether any particular arrangement or relationship should be disclosed on this form, please consult the CCO.

Signature:

Print Name:

Date:

APPENDIX I, ATTACHMENT F - 2

APPENDIX I
 ATTACHMENT G

Hunting Hill Global Capital, LLC

DISCLOSURE QUESTIONNAIRE AND CERTIFICATION

Please carefully review and answer each Item listed below. If you have any questions regarding how a specific Item should be answered, please discuss your questions with the CCO as soon as possible.

If the answer to all of the Items listed below is “no”, you may simply check the following box, (leave all the other Items blank) and sign the certification below:	☐

A.	In the past ten years, have you:

(1)	Been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	Yes	No
(2)	Been charged with any felony?	Yes	No

You may limit your response to Item A(2) to charges that are currently pending

B.	In the past ten years, have you:

(1)	Been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	Yes	No

(2)	Been charged with a misdemeanor listed in Item B(1)?	Yes	No

You may limit your response to Item B(2) to charges that are currently pending.

C.	Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:

(1)	Found you to have made a false statement or omission?	Yes	No

(2)	Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	Yes	No

(3)	Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	Yes	No

APPENDIX I, ATTACHMENT G - 1

Hunting Hill Global Capital, LLC

(4)	Entered an order against you in connection with investment-related activity?	Yes	No

(5)	Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes	No

D.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(1)	Ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	Yes	No

(2)	Ever found you to have been involved in a violation of investment-related regulations or statutes?	Yes	No

(3)	Ever found you to have been a cause of an investment- related business having its authorization to do business denied, suspended, revoked, or restricted?	Yes	No

(4)	In the past ten years, entered an order against you in connection with an investment-related activity?	Yes	No

(5)	Ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	Yes	No

E.	Has any self-regulatory organization or commodities exchange ever:

(1)	Found you to have made a false statement or omission?	Yes	No

(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	Yes	No

(3)	Found you to have been the cause of an investment- related business having its authorization to do business denied, suspended, revoked, or restricted?	Yes	No

APPENDIX I, ATTACHMENT G - 2

Hunting Hill Global Capital, LLC

(4)	Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	Yes	No

F.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?	Yes	No

G.	Are you or any advisory affiliate now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Item C, D, or E?	Yes	No

H.	(1)	Has any domestic or foreign court:	Yes	No

(a)	In the past ten years, enjoined you in connection with any investment-related activity?	Yes	No

(b)	Ever found that you were involved in a violation of investment-related statutes or regulations?	Yes	No

(c)	Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	Yes	No

(2)	Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H(1)?	Yes	No

If you answered “yes” to any of the above Items, further information will be requested.

I agree that if any of the statements or representations made herein become untrue or inaccurate, I will immediately notify the Chief Compliance Officer.

I certify that the information contained in this form is complete and accurate.

Signature

Print Name:

Date

APPENDIX I, ATTACHMENT G - 3